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                                                                    Exhibit 10.3



                             150 CALIFORNIA STREET
                           SAN FRANCISCO, CALIFORNIA



                            OFFICE LEASE AGREEMENT


                                    BETWEEN


    EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company
                                 ("LANDLORD")


                                      AND


                  TENFOLD CORPORATION, a Delaware corporation
                                  ("TENANT")
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                            OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 3/rd/ day of March, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant").

I.   Basic Lease Information.

     A. "Building" shall mean that certain building to be constructed at 150 California Street, San Francisco, California, commonly known as 150 California Street. As of the date of this Lease, Landlord has not caused the Building to be fully constructed.

     B. "Rentable Square Footage of the Building" is deemed to be approximately 201,787 square feet, subject to adjustment as provided below in Section I.C.

     C. "Premises A", "Premises B" and "Premises C" shall mean the areas shown on Exhibits A-1, A-2, and A-3, respectively, to this Lease. Premises A consists of approximately 9,819 rentable square feet described as Suite No. 700 on the 7/th/ floor and approximately 9,829 rentable square feet described as Suite No. 800 on the 8/th/ floor. Premises B consists of approximately 9,162 rentable square feet described as Suite No. 500 on the 5/th/ floor and approximately 6,266 rentable square feet described as Suite No. 600 on the 6/th/ floor. Premises C consists of approximately 14,095 rentable square feet described as Suite No. 200 on the 2/nd/ floor, approximately 14,105 rentable square feet described as Suite No. 300 on the 3/rd/ floor, and approximately 14,154 rentable square feet described as Suite No. 400 on the 4/th/ floor. Premises A, Premises B and Premises C are collectively referred to herein as the "Premises". The "Rentable Square Footage of Premises A" is deemed to be 19,648 square feet. The "Rentable Square Footage of Premises B" is deemed to be 15,428 square feet. The "Rentable Square Footage of Premises C" is deemed to be 42,354 square feet. Collectively, the "Rentable Square Footage of the Premises" is deemed to be 77,430 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Upon substantial completion of the Building, Landlord shall have its architect measure the Premises and Building in accordance with Landlord's standard measurement practices for the Building, consistently applied, in order to determine the Rentable Square Footage of the Premises and Rentable Square Footage of the Building. Landlord currently anticipates utilizing Stephenson Systems, Inc. to perform such remeasurement. Such remeasurement shall be conducted using the following load factors for the following floors of the
          Premises: (i) single tenant/full floor load factor of approximately 18.31% (not to exceed 20.31%) for the 2/nd/ floor of the Building;
          (ii) single tenant/full floor load factor of approximately 17.97% (not to exceed 19.97%) for the 3/rd/ floor of the Building; (iii) single tenant/full floor load factor of approximately 17.94% (not to exceed 19.94%) for the 4/th/ floor of the Building; (iv) single tenant/full floor load factor of approximately 22.08% (not to exceed 24.08%) for the 5/th/ floor of the Building; (v) single tenant/full floor load factor of approximately 30.18% (not to exceed 32.18%) for the 6/th/ floor of the Building; (vi) single tenant/full floor load factor of approximately 20.80% (not to exceed 22.80%) for the 7/th/ floor of the Building; and (vii) single tenant/full floor load factor of approximately 21.33% (not to exceed 23.33%) for the 8/th/ floor of the Building. Upon such determination, Landlord and Tenant shall enter into the amendment as described in the last paragraph of Section I.D. below.

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     D.   "Base Rent":

     ---------------------------------------------------------------------------
                                        PREMISES A
     ---------------------------------------------------------------------------
                                  Annual Rate        Annual             Monthly
     Period                     Per Square Foot     Base Rent          Base Rent
     ---------------------------------------------------------------------------
     5/1/2000 - 4/30/2003             $47.00      $  923,456.04      $ 76,954.67
     ---------------------------------------------------------------------------
     5/1/2003 - 4/30/2005             $49.00      $  962,751.96      $ 80,229.33
     ---------------------------------------------------------------------------
     5/1/2005 - 6/30/2008             $53.00      $1,041,344.04      $ 86,778.67
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
                                        PREMISES B
     ---------------------------------------------------------------------------
                                  Annual Rate        Annual             Monthly
     Period                     Per Square Foot     Base Rent          Base Rent
     ---------------------------------------------------------------------------
     5/22/2000 - 5/31/2000            $47.00      $  725,115.96      $ 19,492.40
     ---------------------------------------------------------------------------
     6/1/2000 - 4/30/2003             $47.00      $  725,115.96      $ 60,426.33
     ---------------------------------------------------------------------------
     5/1/2003 - 4/30/2005             $49.00      $  755,972.04      $ 62,997.67
     ---------------------------------------------------------------------------
     5/1/2005 - 6/30/2008             $53.00      $  817,683.96      $ 68,140.33
     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------
                                        PREMISES C
     ---------------------------------------------------------------------------
                                  Annual Rate        Annual             Monthly
     Period                     Per Square Foot     Base Rent          Base Rent
     ---------------------------------------------------------------------------
     6/19/2000 - 6/30/2000            $47.00      $1,990,638.00      $ 66,354.60
     ---------------------------------------------------------------------------
     7/1/2000 - 4/30/2003             $47.00      $1,990,638.00      $165,886.50
     ---------------------------------------------------------------------------
     5/1/2003 - 4/30/2005             $49.00      $2,075,346.00      $172,945.50
     ---------------------------------------------------------------------------
     5/1/2005 - 6/30/2008             $53.00      $2,244,762.00      $187,063.50
     ---------------------------------------------------------------------------

     Landlord and Tenant acknowledge that the foregoing schedules are based on the Premises A Term (as hereinafter defined) commencing on May 1, 2000, the Premises B Term (as hereinafter defined) commencing on May 22, 2000, and the Premises C Term (as hereinafter defined) commencing on June 19, 2000. In the event the Premises A Term commences on a date other than May 1, 2000, the Premises B Term commences on a date other then May 22, 2000, or the Premises C Term commences on a date other than June 19, 2000, the foregoing schedule(s) shall be recalculated, as applicable, to reflect the modified commencement date(s).

     Landlord and Tenant further acknowledge that the foregoing schedules are based upon the assumption that the Premises shall contain a total of 77,430 square feet of Rentable Square Footage. In the event that the Premises contain other than 77,430 square feet of Rentable Square Footage as a result of a remeasurement of the Premises by Landlord's architect as provided in Section I.C. above, the foregoing schedules shall be recalculated based upon the actual Rentable Square Footage of the Premises, and upon such determination of the Rentable Square Footage of the Premises, Landlord and Tenant shall promptly enter into an amendment to this Lease to modify (i) the total Rentable Square Footage of the Premises, (ii) the Rentable Square Footage of the Building (to reflect any change in the Rentable Square Footage of the Building as a result of a remeasurement of the Building by Landlord's architect as provided in Section I.C. above),
     (iii) the amount of the monthly installments of Base Rent

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          payable by Tenant with respect to the Premises, (iv) the amount of the
          Allowance, if any, and (v) any other matters which are affected by a change in the Rentable Square Footage of the Premises.

     E. "Tenant's Pro Rata Share": 9.7370% for Premises A; 7.6457% for Premises B; and 20.9895% for Premises C. The Tenant's Pro Rata Share for the entire Premises is 38.3722%. As used herein, "Tenant's Pro Rata Share" shall mean, from time to time, the combined Tenant's Pro Rata Share for Premises A, Premises B and Premises C to the extent the Premises A Commencement Date (as hereinafter defined), Premises B Commencement Date (as hereinafter defined) and Premises C Commencement Date (as hereinafter defined) has occurred.

     F.   "Base Year" for Taxes: 2000; "Base Year" for Expenses: 2000.

     G. "Term": With respect to Premises A, a period of 98 months; with respect to Premises B, a period of 97 months and 10 days; and with respect to Premises C, a period of 96 months and 12 days. The "Premises A Term" shall commence on May 1, 2000 ("Premises A Commencement Date") and end on the Termination Date (as hereinafter defined). The "Premises B Term" shall commence on May 22, 2000 ("Premises B Commencement Date") and end on the Termination Date. The "Premises C Term" shall commence on June 19, 2000 ("Premises C Commencement Date") and end on the Termination Date. The Premises A Commencement Date, the Premises B Commencement Date and the Premises C Commencement Date are individually referred to herein as a "Commencement Date". Unless terminated early in accordance with this Lease, the Premises A Term, the Premises B Term and the Premises C Term shall end on June 30, 2008 (the "Termination Date"). However, if Landlord is required to Substantially Complete (defined in Section III.A) any Landlord Work (defined in Section I.O.) in Premises A, Premises B or Premises C prior to the Premises A Commencement Date, Premises B Commencement Date or Premises C Commencement Date, as the case may be, under the terms of a Work Letter (defined in Section I.O): (1) the dates set forth above as the Premises A Commencement Date, Premises B Commencement Date and Premises C Commencement Date, as the case may be, shall instead be defined as the "Target Premises A Commencement Date", "Target Premises B Commencement Date" and "Target Premises C Commencement Date", respectively, by which date Landlord will use reasonable efforts to Substantially Complete the applicable Landlord Work; and (2) the actual Premises A Commencement Date, Premises B Commencement Date and Premises C Commencement Date, as the case may be, shall be the date on which the Landlord Work is Substantially Complete in Premises A, Premises B and Premises C, respectively, as determined by Section III.A. In such circumstances, the Termination Date will instead be 96 months after the last to occur of the Premises A Commencement Date, Premises B Commencement Date and Premises C Commencement Date. Landlord's failure to Substantially Complete the Landlord Work by the applicable Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the last to occur of the Premises A Commencement Date, Premises B Commencement Date and Premises C Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C.

     H. Tenant allowance(s): $36.50 per rentable square foot of the Premises, as more fully set forth on Exhibit D.

     I. "Security Deposit" shall mean $3,000,000.00 in the form of a letter of credit, as more fully described in Article VI.

     J.   "Guarantor(s)": As of the date of this Lease, there are no Guarantors.

     K.   "Broker(s)":  Cushman & Wakefield of California, Inc.

     L. "Permitted Use": General office use which shall include software development, training and demonstrations.

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     M.   "Notice Addresses":

          Tenant:

          Prior to the Premises A Commencement Date, notices shall be sent to Tenant at the following address:

          TenFold Corporation
          180 West Election Road
          Suite 100
          Draper, Utah  84020
          Attn: General Counsel
          Phone #: (801) 495-1010
          Fax #: (801) 495-0353

          On and after the Commencement Date, notices shall be sent to Tenant at the Premises with copies to:

          TenFold Corporation            and       TenFold Corporation
          180 West Election Road                   100 Foster City Boulevard
          Suite 100                                Suite 200
          Draper, Utah 84020                       Foster City, California 94404
          Attn: General Counsel                    Attn: Lease Administrator
          Phone #: (801) 495-1010                  Phone #: (650) 570-5711
          Fax #: (801) 495-0353                    Fax #: (650) 570-5988

          If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

          Landlord:                            With a copy to:

          EOP-150 California Street, L.L.C.       Equity Office Properties Trust
          c/o Equity Office Properties Trust      Two North Riverside Plaza
          150 California Street                   Suite 2200
          San Francisco, California 94104         Chicago, Illinois 60606
          Attention: Building Manager             Attention: Regional Counsel -
                                                  Pacific Region

          Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address: TO BE DETERMINED.

     N. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other Class A office buildings in the area where the Building is located.

     O. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord and, accordingly, Section III.A. shall not be applicable to the determination of the Commencement Date.

     P. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     Q. "Normal Business Hours" for the Building are 7:00 a.m. to 6:30 p.m. on Business Days.

     R. "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

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

II.  Lease Grant.

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III. Adjustment of Commencement Date; Possession.

     A. The Landlord Work with respect to Premises A shall be deemed to be "Substantially Complete" on the later of (i) the date that all Landlord Work for Premises A has been performed other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of Premises A, or (ii) the date Landlord receives (or would have received absent any Tenant Delays) all governmental approvals which are required to obtain a temporary or permanent certificate of occupancy for the Building and/or Premises A (as required) from the local governmental authority. The Landlord Work with respect to Premises B shall be deemed to be "Substantially Complete" on the later of (i) the date that all Landlord Work for Premises B has been performed other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of Premises B, or (ii) the date Landlord receives (or would have received absent any Tenant Delays) all governmental approvals which are required to obtain a temporary or permanent certificate of occupancy for the Building and/or Premises B (as required) from the local governmental authority. The Landlord Work with respect to Premises C shall be deemed to be "Substantially Complete" on the later of (i) the date that all Landlord Work for Premises C has been performed other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of Premises C, or (ii) the date Landlord receives (or would have received absent any Tenant Delays) all governmental approvals which are required to obtain a temporary or permanent certificate of occupancy for the Building and/or Premises C (as required) from the local governmental authority. However, if Landlord is delayed in the performance of the Landlord Work as a result of any Tenant Delay(s) (defined below), the Landlord Work for Premises A, Premises B and Premises C, as the case may be, shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the applicable Landlord Work absent any Tenant Delay. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the applicable Landlord Work, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; (4) performance of work in the Premises by Tenant or Tenant's contractor(s) during the performance of the Landlord Work; or (5) if the performance of any portion of the Landlord Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work.

          If the Premises A Commencement Date, the Premises B Commencement Date or the Premises C Commencement Date does not occur by December 31, 2000 (or such later date as the Premises A Commencement Date, Premises B Commencement Date or Premises C Commencement Date may be extended due to Tenant Delays and events of Force Majeure) (the "Outside Completion Date"), Landlord or Tenant, as their sole remedy, may terminate this Lease with respect to the applicable portion of the Premises (i.e. Premises A, Premises B or Premises C) the Term of which has not commenced as of the Outside Completion Date (the "Terminated Premises"), by giving the other party written notice of termination on or before 10 Business Days after the Outside Completion

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          Date. In such event, the termination of this Lease with respect to the
          Terminated Premises shall be effective as of the date of the non-terminating party's receipt of such notice of termination. In the event that either Tenant or Landlord has so provided the termination notice, this Lease shall be deemed null and void and of no further force and effect with respect to the Terminated Premises and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease with respect to the Terminated Premises and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter beyond any applicable notice and cure period, the parties hereto shall have no further responsibilities or obligations to each other with respect to the Terminated Premises under this Lease. Landlord and Tenant acknowledge and agree that the determination of the Premises A Commencement Date, Premises B Commencement Date, Premises C Commencement Date and the Outside Completion Date shall take into consideration the effect of any Tenant Delays, and any events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines, that it will be unable to cause the Premises A Commencement Date, Premises B Commencement Date or Premises C Commencement Date to occur by the Outside Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work with respect to such applicable portion of the Premises and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Premises A Commencement Date, Premises B Commencement Date or Premises C Commencement Date, as applicable, will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease with respect to such applicable portion of the Premises by providing written notice of termination to Landlord within 10 Business Days after the date of Tenant's receipt of the Outside Extension Notice. In the event Tenant so provides a written notice of termination, this Lease shall terminate with respect to such applicable portion of the Premises effective as of the date of Landlord's receipt of Tenant's notice of termination. In the event that Tenant does not terminate this Lease with respect to such applicable portion of the Premises within such 10 Business Day period, the Outside Completion Date with respect to such applicable portion of the Premises shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice (subject to an ongoing right of the parties hereto to repeat this process in the event Tenant does not so terminate this Lease and Landlord subsequently determines that Landlord will be unable to cause the applicable Commencement Date to occur by the Outside Completion Date as extended).

     B. Subject to Landlord's obligation, if any, to perform Landlord Work and Landlord's obligations under Section IX.B., the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within 15 days after the substantial completion of the Landlord Work with respect to each of Premises A, Premises B and Premises C, Landlord and Tenant shall together conduct an inspection of Premises A, Premises B or Premises C, as applicable, and prepare a "punch list" setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared and executed by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into Premises A, Premises B or Premises C, as applicable. Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list.

                                       6
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     C.   If Tenant takes possession of Premises A before the Premises A
          Commencement Date, Premises B before the Premises B Commencement Date or Premises C before the Premises C Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the applicable Commencement Date. However, except for the cost of services requested by Tenant or necessitated by Tenant's early entry (e.g. extra security personnel), Tenant shall not be required to pay Rent for any days of possession before the applicable Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Landlord shall use its reasonable efforts to provide Tenant with prior notice in the event Landlord shall charge Tenant for any such services. In order to accommodate the completion of the installation of Tenant's cabling, telephone equipment and Tenant's furniture, fixtures and equipment by each applicable Commencement Date, Landlord shall use its good faith efforts to allow Tenant to enter the Premises prior to substantial completion of the Landlord Work in the Premises for such purposes, provided that any such early entry by Tenant shall not interfere with Landlord's completion of the Landlord Work, the construction of the Building or the construction of improvements to any other tenant's space in the Building. Tenant's contractor(s) shall coordinate their early entry so as not to interfere with the Landlord Work in the Premises or the other construction work in the Building. However, the foregoing shall not be deemed to be a representation or guaranty by Landlord that Tenant shall be permitted access to the Premises prior to any applicable Commencement Date and Landlord may terminate Tenant's right of entry into the Premises prior to any applicable Commencement Date at any time without any liability to Tenant for any loss or damage incurred by Tenant as a result thereof in the event Landlord reasonably determines that Tenant's continued presence in the Premises will materially interfere with the Landlord Work in the Premises or any other construction work in the Building.

IV.  Rent.

     A.   Payments. As consideration for this Lease, Tenant shall pay Landlord,
          --------
          without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or, at Tenant's election, by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV.B.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B.   Expense Excess and Tax Excess. Tenant shall pay Tenant's Pro Rata
          ------------------------------
          Share of the amount, if any, by which Expenses (defined in Section IV.C.) for each

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          calendar year during the Term exceed Expenses for the Base Year (the
          "Expense Excess") and also the amount, if any, by which Taxes (defined in Section IV.D.) for each calendar year during the Term exceed Taxes for the Base Year (the "Tax Excess"). If Expenses and/or Taxes in any calendar year decrease below the amount of Expenses and/or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses and/or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Expense Excess and one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or of the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

          As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess and/or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall promptly refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess and/or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and/or Taxes, any underpayment for the prior calendar year.

     C.   Expenses Defined.  "Expenses" means all costs and expenses incurred in
          ----------------
          each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:

          1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

          2. Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

          3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

          4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable Class A office buildings.

          5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord, and further provided that in no event shall Tenant pay more for electricity as a result of Landlord's negotiation and administration of contracts for electricity than Tenant would have paid had Landlord not negotiated and administered such contracts for electricity. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs;
               (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 5 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

          If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; ground lease rental; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; reserves not spent by Landlord by the end of the calendar year for which Expenses are paid; Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rent or additional rent payable under the lease with such tenant; costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty") which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall use reasonable efforts to pursue a warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the Building); overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and\or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations); advertising and promotional expenditures; any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as enforced) as of the Lease Commencement Date except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid, or inapplicable; payments for rented equipment, the cost of which would constitute a capital expenditure if the equipment were purchased, in which event, Section IV.C.6. above would govern the determination of whether such costs are included in Expenses; all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only for group plans providing reasonable benefits to persons of the grade of building manager or general manager and below employed and engaged in operating and managing the Building; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a "Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

     D.   Taxes Defined.  "Taxes" shall mean:  (1) all real estate taxes and
          --------------
          other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

     E. Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Building which correspond to the Landlord Work, as defined in this Lease, are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the Landlord Work in the Premises which is in excess of $35.00 per rentable square foot of the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior to the delinquency of such taxes in the event Tenant is billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

     F.   Audit Rights.  Tenant may, within 180 days after receiving Landlord's
          ------------
          statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 180 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In addition, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.   Compliance with Laws; Use.

     The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 Business Days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI.  Security Deposit.

     A. The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit") which shall: (a) be in the amount of $3,000,000.00; (b) be issued on the form attached hereto as Exhibit G;
          (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to Landlord; and (e) expire no earlier than 60 days after the Termination Date of this Lease. The Security Deposit shall be delivered to Landlord within 45 days after the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

     B. Notwithstanding anything herein to the contrary, provided (1) Tenant is not in default under this Lease, and (2) Tenant's then-applicable current ratio (as determined in accordance with generally acceptable accounting principles) is greater than or equal to 1.75 and Tenant's then-applicable return on equity (as determined in accordance with generally acceptable accounting principles) is greater than or equal to 13% (the "Benchmarks"), as evidenced by Tenant's audited financial statements delivered by Tenant to Landlord and prepared by an independent CPA for the most recent calendar year, Tenant shall have the right to reduce the amount of the Security Deposit (i.e., the Letter of Credit) by $375,000.00 on each anniversary of the Commencement Date that Tenant has successfully met the Benchmarks. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute Letter of Credit in the form of the letter of credit attached hereto as Exhibit G in the reduced amount. Notwithstanding the foregoing to the contrary, Landlord agrees that Tenant may extinguish the Letter of Credit in the event Tenant's net equity, as evidenced by Tenant's audited financial statements delivered by Tenant to Landlord and prepared by an independent CPA for the most recent calendar year, is at any time greater than or equal to One Billion Dollars ($1,000,000,000.00). For purposes of this Article VI, Tenant's net equity shall be defined to mean the amount determined by subtracting Tenant's total liabilities from Tenant's total assets.

VII. Services to be Furnished by Landlord.

     A. Landlord agrees to furnish Tenant with the following services: (1) Water and sewer service for use in the lavatories on each floor on which the Premises are located; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as may be required by governmental authority or as are standard for comparable high-rise office buildings in the San Francisco Financial District of a Class A character which are perceived in the marketplace to be similar to the Property, taking into account the size, age, quality of construction and location, as such market perception may change over time, depending upon future development in downtown San Francisco. Landlord shall provide heating and air conditioning based on the ASHRAE 55 standards established by the American Society of Heating, Refrigeration and Air Conditioning Engineers. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time. As of the date hereof, Landlord's charge for after hours ventilation service is $35.00 per hour, per floor and Landlord's charge for after hours air conditioning service is $55.00 per hour, per floor, subject to change; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services. Upon request by Tenant, Landlord shall provide Tenant with Landlord's then-current janitorial specifications for the Building, subject to change; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (7) Tenant's allocable share of cooled condenser water circulating in the Building 24 hours a day, 7 days a week, subject to the terms of this Lease (including, but not limited to, Landlord's right to interrupt the operation of the cooled condenser water system from time to time to make repairs, upgrades, etc., provided that except in the event of an emergency, Landlord shall use its good faith, reasonable efforts to provide Tenant with reasonable notice prior to interrupting such cooled condenser water services); (8) Access to the Building for Tenant and its employees 24 hours a day, 7 days a week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (9) such other services as Landlord reasonably determines are necessary or appropriate for the Property. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property. As of the Commencement Date of the Lease, Landlord will provide security at the Building on a 24-hour per day, 7-day per week basis such that the security post on the ground floor of the Building shall be occupied at all times (except in the event of an emergency). The preceding sentence shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain security services at the same level throughout the Term of this Lease (or that Landlord shall provide any security services at all during the Term of this Lease), and Landlord shall have the right, at Landlord's sole discretion, to increase, decrease, eliminate or otherwise modify the amount and/or type of security services provided to the Property, provided that the level of security provided by Landlord at the Building shall be consistent with the level of security provided at comparable Class A buildings in the downtown San Francisco, California area. The cost of any security services provided by Landlord for the benefit of the Property shall be included as a part of Expenses.

     B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII.  Leasehold Improvements.

       All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 Business Days after the Termination Date for the sole purpose of removing the Required Removables. In addition to the foregoing, in the event Tenant elects to reallocate the condenser water among the floors of the Premises as permitted pursuant to Exhibit D-1 attached hereto, then in the event of (i) the termination of this Lease, (ii) a reduction or partial termination of all or a part of the Premises, or (iii) a sublease of all or a part of the Premises, Landlord may require Tenant, at Tenant's sole cost and expense, to reallocate the condenser water so that each floor receives its proper pro rata share of chilled water. Any such work required by Landlord shall also be deemed to be a Required Removable for purposes of this Lease and, in the case of a reduction or partial termination of all or a part of the Premises, or of a sublease, such required work shall be performed by Tenant prior to the effective date of such reduction, partial termination or sublease. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), or at the time it delivers the final approved Plans for the Landlord Work to Landlord, may request in writing that Landlord advise Tenant whether the Alteration or the Landlord Work, as the case may be, or any portion of the Alteration or the Landlord Work, as the case may be, will be designated as a Required Removable. Within 10 Business Days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration or the Landlord Work, as the case may be, if any, will be considered to be Required Removables.

IX.    Repairs and Alterations.

       A. Tenant's Repair Obligations.  Tenant shall, at its sole cost and
          ---------------------------
          expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions;
          (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by

          Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 Business Days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

     B.   Landlord's Repair Obligations. Landlord shall keep and maintain in
          ------------------------------
          good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC and condenser water system), electrical, plumbing, security (if any) and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building;
          (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. If Tenant's use, or if Tenant's non-building standard improvements (including but not limited to any ambient lighting installed by or for the benefit of Tenant) require extra maintenance or repair services in excess of the standard maintenance or repair services provided by Landlord for the Building, Tenant shall pay the additional costs attributable to such above-standard services.

     C.   Alterations.  Tenant shall not make alterations, additions or
          ------------
          improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting;
          (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 7% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.   Use of Electrical Services by Tenant.

     A. Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in

          Section X.B. for excess usage); (2) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (3) by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord, and further provided that in no event shall Tenant pay more for electricity as a result of Landlord's negotiation and administration of contracts for electricity than Tenant would have paid had Landlord not negotiated and administered such contracts for electricity.

     B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, that which Landlord deems to be standard for the Building. Standard electrical use for the Building is deemed to be 1 kilowatt hour per rentable square foot, per month, including lighting. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.  Entry by Landlord.

     Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Tenant shall have the right to have a representative of Tenant accompany Landlord during Landlord's entry into the Premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.
Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

XII. Assignment and Subletting.

     A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's pre-existing rights; (3) the proposed transferee is a governmental agency or occupant of the Building (provided that Landlord will not withhold its consent solely because the transferee is a government agency if the Transfer would not impose any additional obligations on Landlord or result in an excessive amount of foot traffic to and from the Premises or an excessive amount of people per square foot within the Premises); (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 30 days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) in the case of (i) an assignment of this Lease, or (ii) a subletting which would (a) result in 75% or more of the Premises in the aggregate being sublet for any portion of the Term of this Lease, and/or (b) result in the sublease of all or a portion of the Premises for more than 75% of the then remaining Term of this Lease, exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

     C. Tenant shall pay Landlord 65% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

       E. Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

XIII.  Liens.

       Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 Business Days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV.   Indemnity and Waiver of Claims.

       A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

       B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

       C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe;

          (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to Landlord's negligence. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV.   Insurance.

      Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI.  Subrogation.

      Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. Casualty Damage.

      A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

       B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises (excluding any Alterations that were performed by Tenant in violation of this Lease) to substantially the condition which existed prior to such casualty and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 240 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 Business Days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

XVIII. Condemnation.

       Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.   Events of Default.

       Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

       A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 Business Days after written notice to Tenant ("Monetary Default").

       B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 Business Days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 Business Days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 Business Days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

       C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

       D. The leasehold estate is taken by process or operation of Law.

       E Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including, without limitation, any lease or agreement for parking.

XX.    Remedies.

       A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

          1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

               (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

               (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

               (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

               (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

               (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

               The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus four percent (4%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

          2. Employ the remedy described in California Civil Code (S) 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

          3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code (S) 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

      B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

       C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (C) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

       D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

       E. This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.   Limitation of Liability.

       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII.  No Waiver.

       Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. Quiet Enjoyment.

       Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.  Relocation.

       Landlord, at its expense, at any time before or during the Term, may relocate Tenant from any additional space which may be added to the original 2/nd/, 3/rd/, 4/th/, 5/th/, 6/th/, 7/th/ and 8/th/ floor Premises pursuant to any options granted pursuant to this Lease or any amendments to this Lease mutually agreed to by Landlord and Tenant (the "Additional Spaces") to reasonably comparable space ("Relocation Space") within the Building or adjacent buildings within the same project upon 60 days' prior written notice to Tenant. From and after the date of the relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved and the Base Rent and Tenant's Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant's reasonable costs for moving Tenant's furniture and equipment and printing and distributing notices to Tenant's customers of Tenant's change of address and one month's supply of stationery showing the new address.

XXV.   Holding Over.

       Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 125% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. Notwithstanding the foregoing, if such holding over continues for more than 30 days, effective as of the 31/st/ day, holdover rent shall increase to 150% of the greater of: (a) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (b) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 30 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.  Subordination to Mortgages; Estoppel Certificate.

       Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

XXVII.  Attorneys' Fees.

        If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. Notice.

        If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 Business Days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX.   Excepted Rights.

        This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX.    Surrender of Premises.

        At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 Business Days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI.  Miscellaneous.

       A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

       B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

       C. Landlord and Tenant hereby waive any right to a trial by jury in any eviction or forcible entry and detainer action or similar proceeding based upon, or related to, the subject matter of this Lease.

       D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure").
          However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

       E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

       F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

       G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

       H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

       I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

       J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by both parties and delivered to each party hereto.

       K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

       L. Tenant, within 15 Business Days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

       M. Pursuant to City Planning Code Section 163, the Landlord has entered into an agreement with the Department of City Planning for the City of San Francisco, California to provide and implement a Transportation Management Program for building tenants and to participate in a program designed to coordinate commute alternatives marketing and brokerage for greater downtown San Francisco, California employees. During the Term of this Lease, Landlord agrees to provide transportation brokerage and commute assistance services to Tenant and to assist Tenant in meeting the transportation needs of its employees. Tenant agrees to cooperate with and assist the Landlord's transportation management coordinator (the "Coordinator"), through designation of a responsible employee to distribute to Tenant's employees written materials promoting and encouraging the use of public transit and/or ridesharing, and distribute and return to the Coordinator transportation survey questionnaire forms. Tenant may agree, at its option, to participate in other activities required of Landlord as incentives for increasing use of public transit and/or ridesharing by employees in the Building.

XXXII. Entire Agreement.

       This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises A), Exhibit A-2 (Outline and Location of Premises B), Exhibit A-3 (Outline and Location of Premises C), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement), Exhibit D-1 (Summary of Final Plans), Exhibit E (Additional Provisions), Exhibit E-1 (Tenant's Logo), Exhibit F (Parking Agreement) and Exhibit G (Form of Letter of Credit).

     Landlord and Tenant have executed this Lease as of the day and year first above written.


                             LANDLORD:


                             EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company

                             By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                                  By:  Equity Office Properties Trust, a
                                       Maryland real estate investment trust,
                                       its managing general partner

                                       By:  /s/ Peter H. Adams
                                          ---------------------------------

                                       Name:  Peter H. Adams
                                            -------------------------------

                                       Title:  Senior Vice President
                                             ------------------------------



                             TENANT:

                             TENFOLD CORPORATION, a Delaware corporation

                             By:  /s/ Robert P. Hughes
                                  -----------------------------------------

                             Name:  Robert P. Hughes
                                  -----------------------------------------

                             Title:  Chief Financial Officer
                                   ----------------------------------------

                             By:  /s/ Gary D. Kennedy
                                -------------------------------------------

                             Name:  Gary D. Kennedy
                                  -----------------------------------------
                             Title:  President and Chief Executive Officer
                                   ----------------------------------------

                                  EXHIBIT A-1

                       OUTLINE AND LOCATION OF PREMISES A
                       ----------------------------------


     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.

                           [FLOOR PLAN APPEARS HERE]

                                    Floor 7




                           [FLOOR PLAN APPEARS HERE]

                                    Floor 8

                                  EXHIBIT A-2

                       OUTLINE AND LOCATION OF PREMISES B
                       ----------------------------------


     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.


                           [FLOOR PLAN APPEARS HERE]

                                    Floor 5



                           [FLOOR PLAN APPEARS HERE]

                                   Floor 6

                                  EXHIBIT A-3

                       OUTLINE AND LOCATION OF PREMISES C
                       ----------------------------------


     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.

                           [FLOOR PLAN APPEARS HERE]

                                    Floor 2



       [FLOOR PLAN APPEARS HERE]             [FLOOR PLAN APPEARS HERE]

                Floor 3                              Floor 4

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                   EXHIBIT C

                              COMMENCEMENT LETTER
                              -------------------
                                   (EXAMPLE)


Date      ______________________

Tenant    ______________________
Address   ______________________
          ______________________
          ______________________

Re: Commencement Letter with respect to that certain Lease dated as of _________, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company, as Landlord, and TENFOLD CORPORATION, a Delaware corporation, as Tenant, for 77,430 rentable square feet on the 2/nd/, 3/rd/, 4/th/, 5/th/, 6/th/, 7/th/ and 8/th/ floors of the Building located at 150 California Street, San Francisco, California.

Dear __________________:

     In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.        The Premises A Commencement Date of the Lease is ____________________.

2.        The Premises B Commencement Date of the Lease is ____________________.

3.        The Premises C Commencement Date of the Lease is ___________________.

4.        The Termination Date of the Lease is ____________________________.

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

___________________________________
Property Manager

Agreed and Accepted:


Tenant:  ______________________

By:      ______________________
Name:    ______________________
Title:   ______________________
Date:    ______________________

                                   EXHIBIT D

                                  WORK LETTER
                                  -----------


     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.


1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy.
     All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with Webcor Builders (the "General Contractor"). Landlord's contract with the General Contractor shall provide that the General Contractor's combined general conditions, profit and overhead payable in connection with the Landlord Work shall not exceed, (i) 10% of the total contract amount payable by Landlord to the General Contractor in the event the total amount of the contract for the Landlord Work between Landlord and the General Contractor is greater than $750,000.00 and less than $2,999,999.99, and (ii) 7% of the total contract amount payable by Landlord to the General Contractor in the event the total amount of the contract for the Landlord Work between Landlord and the General Contractor is greater than $3,000,000.00. Landlord will not charge a separate construction fee in connection with the initial Landlord Work in the Premises. Landlord shall not charge the General Contractor for the use of the freight elevator during the construction of the Landlord Work. The General Contractor will solicit bids from no less than 3 separate pre-qualified subcontractors mutually agreed upon by Landlord and Tenant as to each major trade involved with the Landlord Work; provided, however, Tenant shall have the right to direct the General Contractor to accept the lowest bid received. Notwithstanding the foregoing to the contrary, Tenant agrees that Landlord shall utilize Landlord's building-approved engineering firm and contractors for all engineering work and for all fire/life safety, electrical, plumbing, HVAC and mechanical work to be performed in connection with the construction of the Landlord Work. Landlord's Work shall not include base building work (the "Base Building Work") which shall be performed by Landlord at Landlord's sole cost and expense prior to or concurrent with Landlord's construction of Landlord's Work in the Premises substantially in accordance with the construction documents prepared by Hellmuth Obata & Kassabaum, Inc., and designated as M&L Project #6502.00 (the "Final Plans"), a partial summary of which is set forth on Exhibit D-1 to the Lease. In the event of a conflict between the Final Plans and the provisions of Exhibit D-1, the Final Plans will control. In no event shall the cost of the Base Building Work be applied against or deducted from the Allowance (as hereinafter defined). Landlord shall have the right to change the plans and specifications for the Base Building Work from time to time, provided that Landlord shall not materially reduce the overall quality of the Base Building Work. Landlord will comply with all applicable Laws in connection with the construction of the Base Building Work.

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord and Tenant acknowledge and agree that the Landlord Work shall be performed in separate phases for each of Premises A, Premises B and Premises C, and that Tenant shall prepare separate architectural, electrical and mechanical construction drawings, plans and specifications for each of Premises A, Premises B and Premises C. Such plans for each of Premises A, Premises B and Premises C shall be referred to herein as the "Premises A Plans", the "Premises B Plans" and the "Premises C Plans", respectively, and shall be collectively referred to herein as the "Plans". Landlord shall advise Tenant in writing within 5 Business Days after Landlord's receipt of Tenant's design plans for each of Premises A, Premises B and Premises C, as applicable, and within 10 Business Days after

     Landlord's receipt of final construction plans for each of Premises A, Premises B and Premises C, as applicable, if the Landlord disapproves such design plans or final construction plans. If Landlord disapproves the applicable design plans or final construction plans, then within 2 Business Days after Tenant's receipt of such disapproval, Tenant shall cause the applicable design plans or final construction plans, as the case may be, to be revised to correct any such problems identified by Landlord that Landlord may require. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord hereby agrees (subject to Landlord's prior review and approval of the same, which approval shall not be unreasonably withheld) that (i) Tenant shall not be required to use or purchase building standard materials (except for building standard locksets) in connection with the Landlord Work, (ii) Tenant may install ambient lighting, and (iii) Tenant shall have the right to remove (or not install) the building standard ceiling grid or acoustical tiles in the Premises. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that (a) the final approved Premises A Plans can be delivered to Landlord on or before February 18, 2000 (the "Premises A Plans Due Date"), (b) the final approved Premises B Plans can be delivered to Landlord on or before February 25, 2000 (the "Premises B Plans Due Date"), and (c) the final approved Premises C Plans can be delivered to Landlord on or before March 24, 2000 (the "Premises C Plans Due Date"); provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. The Premises A Plans Due Date, the Premises B Plans Due Date and the Premises C Plans Due Date are individually referred to herein as a "Plans Due Date". Tenant covenants and agrees to cause the final, approved Plans for Premises A, Premises B and Premises C to be delivered to Landlord on or before each applicable Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans for Premises A, Premises B and Premises C within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. In the event the Plans for Premises A, Premises B or Premises C are not fully completed and approved by the applicable Plans Due Date, Tenant shall be responsible for 1 day of Tenant Delay (as defined in the Lease) for each day during the period beginning on the day following the applicable Plans Due Date and ending on the date completed Plans for Premises A, Premises B or Premises C, as the case may be, are approved. (The word "architect" as used in this Exhibit D shall include an interior designer or space planner.)

3. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4 In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon within 30 days after presentation of invoice to Tenant. Landlord shall determine the Excess Costs applicable to each of Premises A, Premises B and Premises C by determining the total cost of performing the Landlord Work for each of Premises A,

     Premises B and Premises C, and deducting the allocable share of the Allowance attributable to Premises A, Premises B and Premises C as provided in Paragraph 7 below. Landlord agrees not to demand payment of the Excess Costs attributable to Premises A, Premises B or Premises C until such time as Landlord reasonably determines that the allocable share of the Allowance for Premises A, Premises B or Premises C, as the case may be, has nearly been exhausted toward the performance of the Landlord Work. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within 2 Business Days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

6. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall use its reasonable efforts to notify Tenant prior to the substantial completion of the Landlord Work.

7. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $36.50 per rentable square foot of the Premises to be applied toward the cost of the Landlord Work in the Premises. In the event the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. In the event the Allowance exceeds the cost of Landlord Work, any remaining Allowance not utilized in connection with the Landlord Work on or before December 31, 2000 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. The Allowance shall be allocated by Landlord to each of Premises A, Premises B and Premises C such that each of Premises A, Premises B and Premises C shall receive its pro rata share of the Allowance based on the ratio of its Rentable Square Footage to the Rentable Square Footage of the entire Premises.

8. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

     Landlord and Tenant have executed this exhibit as of the day and year first above written.


                             LANDLORD:


                             EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company

                             By: EOP Operating Limited Partnership, a Delaware
                                 limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment trust, its managing
                                     general partner

                                     By: /s/ Peter H. Adams
                                        ----------------------------------

                                     Name: Peter H. Adams
                                          --------------------------------

                                     Title: Senior Vice President
                                           -------------------------------

                                     TENANT:

                                     TENFOLD CORPORATION, a Delaware corporation

                                     By: /s/ Robert P. Hughes
                                        ----------------------------------
                                     Name: Robert P. Hughes
                                          --------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------

                                     By: /s/ Gary D. Kennedy
                                        ----------------------------------
                                     Name: Gary D. Kennedy
                                          --------------------------------
                                     Title: President and Chief Executive
                                            ------------------------------
                                            Officer
                                            ------------------------------

                                  EXHIBIT D-1

                            SUMMARY OF FINAL PLANS
                            ----------------------

     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.


     The Base Building Work includes the following improvements:

1.   HVAC System.

     a. The Building will have 2 central fan systems which shall deliver cooling and ventilation air to all office floors. Floors 2 through 13 will be served from a fan system located at Level 5, while Floors 14 through 23 will be served from a fan system located at the roof penthouse.

          The central fan systems will be sized for the cooling load imposed by the building envelope, lights, people and miscellaneous receptacle loads (PC's, printers, etc.) of 2.5 watts per square foot of tenant floor area. The central fan systems will have an "air economizer cycle" which uses outside air for cooling.

     b. Cooling will be provided by 2 chillers and 2 cooling towers located at the roof penthouse.

     c. Heating will be provided by 2 boilers located at the roof penthouse, and by heating water coils at tenant provided VAV boxes serving the perimeter areas of each tenant floor.

     d. Each tenant floor will receive air from the central fan system during Normal Business Hours.

     e. Tenant may install a water-cooled air conditioning unit and circulating pump for supplemental air conditioning on a 24-hour basis. Connection to be made by Tenant to a set of condenser water pipe risers, which will have valved stub-outs on each tenant floor. Tenant will be charged on a pro rata basis (at such rate as is reasonably determined by Landlord) for running the central cooling towers, as necessary, after Normal Business Hours. This tenant condenser water system will be sized for 2 watts per square foot of tenant floor area, or 9 tons per floor, over and above the cooling provided by the central fan systems. Tenant shall have the right to reallocate the condenser water among the floors of the Premises, provided that Tenant shall not exceed the total available capacity and Tenant installs any new taps at Tenant's expense.

     f. Tenant's mechanical engineer is required to verify that total loads, including building envelope loads, can be met with the existing system capacities. Tenant loads in excess of the available capacity will require supplemental air conditioning that is to be supplied by the Tenant.

     g. Landlord shall provide fully functioning HVAC and VAV boxes for one bathroom for each gender on each floor of the Premises and for the 6/th/ floor elevator lobby only.

2.   Electrical Systems.

     a. The Building will be served by 480Y/277 volt. The electric service will consist of a 4000A bus to serve the building and office tenant loads, a fire pump service and a 400A service to serve the retail tenant loads.

     b. A bus duct riser at 480Y/227 volt will have a capacity of 7.0 volt-amperes per net rentable square foot for office tenant loads. Local 480V-208Y/120V, 3 phase, 4 wire will have a capacity of 2.5 volt-amperes per net rentable square foot to serve tenant equipment and receptacle loads.

     c. A 480Y/277V, 3 phase, 4 wire panelboard will be provided at each floor for lighting loads. A 208Y/120V, 3 phase, 4 wire panelboard will be provided at each floor for equipment and receptacle loads.

     d. Tenant lighting and lighting controls to be provided by Tenant. Tenant may install ambient lighting in the Premises subject to Landlord's reasonable review and approval of the same.

     e. A telephone/data closet will be provided at each floor for tenant/data service.

     f. 24 circuits per each floor of the Premises will be delivered by Landlord for power usage and 6 circuits per each floor of the Premises will be delivered by Landlord for lighting purposes.

3.   Fire Protection in Premises.

     a. All exposed decks, columns and beams will have fireproofing in accordance with City of San Francisco building codes.

     b. Automatic sprinkler system piping will be connected to the existing system riser, including flow and damper switches and riser drains. Smoke detectors, main loop and minimum distribution piping will provide required system density for shell space per City of San Francisco building codes. Sprinkler system piping relocation and sprinkler head installation will be the responsibility of Tenant.

     c. The Building's fire alarm system low voltage power supply shall have sufficient capacity to connect to all strobes in the Premises required by applicable codes.

4.   Condition of Premises.:

     Drywall (taped, sanded and finish-ready) at all core locations in the Premises, columns exposed, ceiling exposed to structure, concrete slab exposed, exit signs per shell code, HVAC main duct trunk run stubbed out to a predetermined location, upright fire sprinklers, fire extinguisher cabinets, window sills painted.

5.   Elevator Lobby on Premises Floors.

     Drywall (taped, sanded and finish-ready) in elevator lobby area, ceiling exposed to structure, concrete slab exposed, exit signs per shell code, pendent fire sprinklers.

6.   Toilet Rooms in Premises.

     Granite counters with undermount sinks, tile floor and base, full height tile at wet walls, wall covering at other walls, metal toilet partitions, wood door at entry, down lights/cove light at wet wall/sconce light at mirror, HVAC diffusers with VAV boxes, toilet room accessories, pendent fire sprinklers. Interior lights to be tied to a motion sensor. Toilet rooms in the Premises shall comply with the requirements of Title III of the ADA as of the date possession of each applicable portion of the Premises is initially tendered to Tenant.

7.   Electrical/Telecom Rooms on Premises Floors.

     Drywall (taped, sanded and finish-ready) in electrical/telecom area, ceiling exposed to structure, concrete slab exposed, fluorescent utility lighting, HVAC per shell code, pendent fire sprinklers. One (1) lighting panel and one (1) power panel per floor.

8.   Soffit/Sheetrock.

     Landlord shall value engineer, design and construct the permanent drywall Soffit at the building windowline. Landlord shall finish out and sheetrock all exterior walls in the Premises. This work shall not include the columns.

9.   Window Coverings.

     Landlord shall provide and install Building Standard window coverings for the Premises in accordance with the General Contractor's schedule. However, the cost of such window coverings shall be borne by Tenant.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


                              LANDLORD:


                              EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company

                              By: EOP Operating Limited Partnership, a Delaware
                                  limited partnership, its sole member

                                     By: Equity Office Properties Trust, a
                                         Maryland real estate investment trust,
                                         its managing general partner

                                         By: /s/ Peter H. Adams
                                            ---------------------------

                                         Name: Peter H. Adams
                                              -------------------------

                                         Title: Senior Vice President
                                               -------------------------

                                     TENANT:

                                     TENFOLD CORPORATION, a Delaware corporation

                                     By:    /s/ Robert P. Hughes
                                        ----------------------------------
                                     Name:  Robert P. Hughes
                                          --------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------

                                     By:    /s/ Gary D. Kennedy
                                        ----------------------------------
                                     Name:  Gary D. Kennedy
                                          --------------------------------
                                     Title: President and Chief Executive
                                           -------------------------------
                                            Officer
                                            -------

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS
                             ---------------------

     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.


I.   FIRST RENEWAL OPTION.

     A. Tenant shall have the right to extend the Term (the "First Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5/th/ anniversary of the Termination Date (the "First Renewal Term"), if:

          1. Landlord receives notice of exercise of the First Renewal Option ("Initial First Renewal Notice") not less than 9 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

          2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial First Renewal Notice or at the time Tenant delivers its First Binding Notice (as hereinafter defined); and

          3. No part of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial First Renewal Notice or at the time Tenant delivers its First Binding Notice; and

          4. The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial First Renewal Notice or prior to the date Tenant delivers its First Binding Notice.

     B. The initial Base Rent rate per rentable square foot for the Premises during the First Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

     C. Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the First Renewal Term in accordance with Article IV of the Lease.

     D. Within 30 days after receipt of Tenant's Initial First Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the First Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the First Renewal Term, shall either (i) give Landlord final binding written notice ("First Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "First Rejection Notice"). If Tenant fails to provide Landlord with either a First Binding Notice or First Rejection Notice within such 15 day period, Tenant's First Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a First Binding Notice, Landlord and Tenant shall enter into the First Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a First Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the First Renewal Term. Upon agreement Tenant shall provide Landlord with First Binding Notice and Landlord and Tenant shall enter into the First Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a First Rejection Notice, Tenant's First Renewal Option shall be null and void and of no force and effect.

     E. If Tenant is entitled to and properly exercises its First Renewal Option, Landlord shall prepare an amendment (the "First Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The First Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the First Binding Notice; and

          2. executed by Tenant and returned to Landlord within 15 Business Days after its submission to Tenant.

          An otherwise valid exercise of the First Renewal Option shall, at Landlord's option, be fully effective whether or not the First Renewal Amendment is executed.

     F. For purposes of this First Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the downtown financial district of San Francisco, California. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, allowances, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

     G. Landlord and Tenant acknowledge and agree that Tenant's First Renewal Option is personal to Tenant only and not transferable to any other entity (except in connection with a Permitted Transfer) and in no event shall be exercisable by Tenant on behalf of any potential assignees or sublessees (except in connection with a Permitted Transfer).

II.  SECOND RENEWAL OPTION.

     A. Tenant shall have the right to extend the Term (the "Second Renewal Option") for an additional period of 3 years commencing on the day following the Termination Date of the First Renewal Term and ending on the 3/rd/ anniversary of the Termination Date of the First Renewal Term (the "Second Renewal Term"), if:

          1. Landlord receives notice of exercise of the Second Renewal Option ("Initial Second Renewal Notice") not less than 9 full calendar months prior to the expiration of the First Renewal Term and not more than 12 full calendar months prior to the expiration of the First Renewal Term; and

          2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Binding Notice (as hereinafter defined); and

          3. No part of the Premises is sublet (other than in connection with a Permitted Transfer) at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Binding Notice; and

          4. The Lease has not been assigned (other than in connection with a Permitted Transfer) prior to the date that Tenant delivers its Initial Second Renewal Notice or prior to the date Tenant delivers its Second Binding Notice; and

          5. Tenant has exercised its First Renewal Option in accordance with the terms and provisions of Section I above.

     B. The initial Base Rent rate per rentable square foot for the Premises during the Second Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

     C. Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the Second Renewal Term in accordance with Article IV of the Lease.

     D. Within 30 days after receipt of Tenant's Initial Second Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Second Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Second Renewal Term, shall either (i) give Landlord final binding written notice ("Second Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Second Rejection Notice"). If Tenant fails to provide Landlord with either a Second Binding Notice or Second Rejection Notice within such 15 day period, Tenant's Second Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Second Binding Notice, Landlord and Tenant shall enter into the Second Renewal Amendment (as hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Second Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Second Renewal Term. Upon agreement Tenant shall provide Landlord with Second Binding Notice and Landlord and Tenant shall enter into the Second Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Second Rejection Notice, Tenant's Second Renewal Option shall be null and void and of no force and effect.

     E. If Tenant is entitled to and properly exercises its Second Renewal Option, Landlord shall prepare an amendment (the "Second Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Second Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Second Binding Notice; and

          2. executed by Tenant and returned to Landlord within 15 Business Days after its submission to Tenant.

          An otherwise valid exercise of the Second Renewal Option shall, at Landlord's option, be fully effective whether or not the Second Renewal Amendment is executed.

     F. For purposes of this Second Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the downtown financial district of San Francisco, California. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, allowances, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

     G. Landlord and Tenant acknowledge and agree that Tenant's Second Renewal Option is personal to Tenant only and not transferable to any other entity (except in connection with a Permitted Transfer) and in no event shall be exercisable by

          Tenant on behalf of any potential assignees or sublessees (except in connection with a Permitted Transfer).

III. ELEVATOR BANK IDENTITY SIGNAGE.
     -------------------------------

     A. If Tenant occupies at least 60,000 rentable square feet within the low-rise elevator bank of the Building which services floors 2-11, Landlord, at Tenant's sole cost and expense, shall erect one exclusive sign identifying Tenant (the "Sign") on the ground floor Building lobby wall within the low-rise elevator bank lobby, the exact location of which Sign shall be determined in Landlord's reasonable judgment. The Sign shall substantially conform to the design of Tenant's logo, as shown on Exhibit E-1 attached hereto. Notwithstanding the foregoing to the contrary, if at any time during the Term Tenant enters into one or more subleases with respect to the Premises with terms of 2 years or less each (the "Short Term Subleases"), and so long as Tenant still occupies at least 49,000 rentable square feet of the Premises, the Sign shall remain in its position within the low-rise elevator bank lobby If, at any time during the Term, Tenant enters into Short Term Sublease(s) with respect to the Premises and Tenant occupies between 40,000 rentable square feet and 48,999 rentable square feet of the Premises, or if at any time during the Term Tenant enters into subleases (other than Short Term Subleases) and Tenant occupies more than 40,000 rentable square feet, Tenant's right to the exclusive low-rise elevator bank lobby signage shall become a non-exclusive right. If, at any time during the Term, Tenant occupies less than 40,000 rentable square feet of the Premises, Tenant's right to erect low-rise elevator bank lobby signage shall be revoked. Within a reasonable time after its execution of this Lease, Tenant shall submit detailed drawings of its proposed Sign to Landlord, which drawings shall be subject to Landlord's review and approval. Such drawings shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, and method of installation of the proposed Sign. All maintenance and repair of the Sign shall be at Tenant's sole cost and expense.

     B. Landlord, upon the expiration date or sooner termination of this Lease, shall have the right to remove the Sign at Tenant's sole cost and expense. In addition, Landlord, at Tenant's sole cost and expense, shall have the right to remove the Sign if, at any time during the Term (1) Tenant's signage rights are revoked as provided in Paragraph A above, or (2) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period. Tenant acknowledges and agrees that the rights contained herein in connection with the Sign are personal to Tenant and in no event shall the rights contained herein be transferred or assigned.

IV. CONSTRUCTION OF ELEVATOR LOBBIES. Tenant shall be responsible for construction of the elevator lobbies and corridor finishes on the 2/nd/, 3/rd/, 4/th/, 5/th/, 7/th/ and 8/th/ floors within the Premises. Tenant shall provide Landlord with detailed drawings of Tenant's proposed construction of the 2/nd/, 3/rd/, 4/th/, 5/th/, 7/th/ and 8/th/ floor elevator lobbies for Landlord's review and approval. Landlord shall be responsible for the construction of the lobby and corridor finishes with respect to the 6/th/ floor of the Premises only.

V.   ROOF ANTENNA.

     A. Subject to availability (as determined by Landlord in Landlord's sole discretion), Tenant shall have the option to lease space on the roof of the Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining a dish, antenna or other communication device not to exceed 2 meters in diameter (the "Dish/Antenna"), if (i) Landlord receives written notice ("Dish Notice") of Tenant's exercise of the Dish Option (the "Dish Option") from Tenant specifying (a) the type of Dish/Antenna Tenant desires to install and (b) the date Tenant desires to commence the operation of the Dish/Antenna, provided that such notice is delivered to Landlord not less than one hundred twenty (120) days prior to the date Tenant desires to install and commence operations of the Dish/Antenna; (ii) Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Dish Notice; (iii) no portion of the Premises is sublet (other than any sublease(s) entered into pursuant to a Permitted Transfer) at the time that Tenant delivers its Dish Notice; (iv) the Lease has not been assigned (other than pursuant to a

          Permitted Transfer) prior to the date that Tenant delivers its Dish Notice; and (v) Landlord approves of the type and size of Dish/Antenna which Tenant desires to install (provided that such approval shall not be unreasonably withheld, conditioned or delayed).

          Tenant shall pay monthly rent for the Dish/Antenna based upon the Landlord's reasonable determination of the then prevailing rate for comparable dish/antennas at the Building (the "Dish/Antenna Payments") The Dish/Antenna Payments shall commence on a commencement date to be mutually agreed upon by Landlord and Tenant and shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of
          Section IV of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 10 square feet (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 Business Days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

     B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

     C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

     D. Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

     E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

     F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

     G. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

     H. Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

     I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

     J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

     K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


                       LANDLORD:

                       EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company

                       By: EOP Operating Limited Partnership, a Delaware
                           limited partnership, its sole member

                           By: Equity Office Properties Trust, a Maryland
                               real estate investment trust, its managing
                               general partner

                               By:    /s/ Peter H. Adams
                                  ----------------------------
                               Name:  Peter H. Adams
                                    --------------------------
                               Title: Senior Vice President
                                     -------------------------

                       TENANT:

                       TENFOLD CORPORATION, a Delaware corporation

                       By:    /s/ Robert P. Hughes
                          -------------------------------------------
                       Name:  Robert P. Hughes
                            -----------------------------------------
                       Title: Chief Financial Officer
                             ----------------------------------------

                       By:    /s/ Gary D. Kennedy
                          -------------------------------------------
                       Name:  Gary D. Kennedy
                            -----------------------------------------
                       Title: President and Chief Executive Officer
                             ----------------------------------------

                                  EXHIBIT E-1

                                 TENANT'S LOGO
                                 -------------

                                   EXHIBIT F

                               PARKING AGREEMENT
                               -----------------

     This Exhibit is attached to and made a part of the Lease dated as of March 3, 2000, by and between EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company ("Landlord") and TENFOLD CORPORATION, a Delaware corporation ("Tenant") for space in the Building located at 150 California Street, San Francisco, California.

1. The parties acknowledge that they have heretofore entered, or are contemporaneously herewith entering into, a certain lease dated March 3, 2000 (the "Lease") for the premises known as Suite Nos. 200, 300, 400, 500, 600, 700 and 800 (the "Premises") located in the building known as 150 California (the "Building"). In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2. Landlord hereby grants to Tenant and persons designated by Tenant a license to use 7 non-priority parking privileges in the parking facility ("Parking Facility") servicing the Building. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease (subject to extension or renewal rights as provided in the Lease), the sooner termination of the Lease, or Tenant's abandonment of the Premises thereunder. During the term of this license, the charge for the parking privileges shall be the then prevailing monthly charge established from time to time for parking in the Parking Facility, payable in advance, with Tenant's payment of monthly Base Rent. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Tenant may, from time to time request additional parking privileges, and if Landlord shall provide the same, such parking privileges shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time. Notwithstanding the foregoing to the contrary, any parking privileges granted herein or which may be subsequently granted under the provisions of this Parking Agreement may be revoked by Landlord at any time in the event Landlord reasonably determines that such revocation shall be necessary or desirable to comply with all applicable Laws and the provisions of any requirements of any applicable governmental authority.

3. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation provided that Tenant shall receive written notification of such exception and/or modification of rules at least 30 days prior to implementation. The rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Parking Facility, and any violation of the rules shall subject the car to removal from the Parking Facility.

4. Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Landlord and Tenant acknowledge and agree that as of the date of this Lease, it is currently contemplated that parking in the Parking Facility shall be performed through a valet service and that there may not be designated parking spaces in the Parking Facility. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any Operator (as hereinafter defined) of the Parking Facility, if any.
     Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces or privileges, and to reserve parking spaces or privileges for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces or privileges may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces or privileges. Tenant acknowledges that the Parking Facility may not be open and operational as of the Commencement Date and that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control.

5. If Tenant shall default under this Parking Agreement, the Landlord or the Operator, as the case may be, shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 30 days' written notice, unless within such 30 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

                                     RULES

     (i) Parking Facility hours shall be 7:00 a.m. to 6:00 p.m., however, Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the Landlord with prior notice thereof designating the license plate number and model of such automobile.

     (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

     (iii)  All directional signs and arrows must be observed.

     (iv)   The speed limit shall be 5 miles per hour.

     (v) Parking spaces or privileges reserved for handicapped persons must be used only by vehicles properly designated.

     (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

            (a)  Areas not striped for parking
            (b)  aisles
            (c)  where "no parking" signs are posted
            (d)  ramps
            (e)  loading zones

     (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the Landlord or the Operator, as the case may be, shall remain the property of the Landlord or the Operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable except to agents, employees, representatives and invitees of Tenant and any pass or device in the possession of an unauthorized holder will be void.

     (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

     (ix) Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

     (x)    Every parker is required to park and lock his/her own car.

     (xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the garage immediately.

     (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

     (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking pass with these Rules.

6. Landlord may elect to provide parking cards or keys to control access to the Parking Facility or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each parking privilege that Tenant is entitled to hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

7. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility ("Operator"). In such event, Tenant upon request of Landlord, shall enter into a parking agreement with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and an Operator shall be freely assignable by such Operator or any successors thereto.

8. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

9. Release of Liability. Without limiting the provisions of Paragraph 8 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

10. The provisions of Article XXI of the Lease are hereby incorporated by reference as if fully recited.

     Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of signing this instrument.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.


                             LANDLORD:

                             EOP-150 CALIFORNIA STREET, L.L.C., a Delaware limited liability company

                             By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                             By: Equity Office Properties Trust, a Maryland real
                                 estate investment trust, its managing general partner

                                 By:    /s/ Peter H. Adams
                                    ---------------------------
                                 Name:  Peter H. Adams
                                      -------------------------
                                 Title: Senior Vice President
                                       ------------------------

                             TENANT:

                             TENFOLD CORPORATION, a Delaware corporation

                             By:    /s/ Robert P. Hughes
                                -----------------------------------------
                             Name:  Robert P. Hughes
                                  ---------------------------------------
                             Title: Chief Financial Officer
                                   --------------------------------------

                             By:    /s/ Gary D. Kennedy
                                -----------------------------------------
                             Name:  Gary D. Kennedy
                                  ---------------------------------------
                             Title: President and Chief Executive Officer
                                   --------------------------------------

                                   EXHIBIT G

                            FORM OF LETTER OF CREDIT
                            ------------------------

                            ________________________
                        [Name of Financial Institution]

                                         Irrevocable Standby
                                         Letter of Credit
                                         No. ______________________
                                         Issuance Date:_____________
                                         Expiration Date:____________
                                         Applicant:__________________


Beneficiary
-----------

EOP-150 California Street, L.L.C., a Delaware limited liability company Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Three Million and 00/100 U.S. Dollars ($3,000,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy  of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Senior Vice President-Treasurer. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement proportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and
(c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________________________ to the attention of
__________________________________.

                                    Very truly yours,

                                    ______________________

                                                 [name]
                                             ----------

                                                 [title
                                             ----------